Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-260317) of IHS Holding Limited of our report dated March 15, 2022, except for the effects of the restatement discussed in Note 2.24 to the consolidated financial statements, as to which the date is August 16, 2022, relating to the financial statements, which appears in this Form 20-F/A.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

August 16, 2022